Urban Outfitters, Inc.                                                EXHIBIT 22
INCOME PER SHARE CALCULATION:
JANUARY 31, 1999 & 1998


INCOME PER SHARE CALCULATION:

                                          Three Months Ended January 31,
                               -----------------------------------------------------
                                       1999                        1998
                               -------------------------  --------------------------
                                   $         Per Share       $            Per Share
NET INCOME                     5,185,000         $0.29    3,819,000           $0.21
                               =========    ==========    =========      ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                  17,810,417                   17,967,161
                                            ==========                   ==========


                                          Twelve Months Ended January 31,
                               --------------------------------------------------------
                                         1999                        1998
                               --------------------------   ---------------------------
                                     $         Per Share         $            Per Share
NET INCOME                      15,760,000         $0.88     13,880,000           $0.78
                                ==========    ==========     ==========      ==========

WEIGHTED AVERAGE COMMON
   SHARES & COMMON SHARE
   EQUIVALENTS OUTSTANDING                    17,929,109                     17,843,873
                                              ==========                     ==========






COMPUTATION OF COMMON SHARES
    & COMMON SHARE EQUIVALENTS OUTSTANDING:

                                                           Three Months Ended January 31,
                                       ---------------------------------------------------------------------
                                                    1999                                 1998
                                       -------------------------------     ---------------------------------
                                       End of Period      Weighted Ave.    End of Period        Weighted Ave.
                                       -------------     -------------     --------------      -------------
COMMON SHARES OUTSTANDING                17,639,754         17,632,859       17,649,360           17,646,288
                                                            ----------                            ----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                          1,682,500          1,547,884        1,305,094            1,311,440
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                            (1,370,326)                             (990,567)
                                                            ----------                             ---------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                                177,558                               320,873
                                                            ----------                             ---------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                            17,810,417                            17,967,161
                                                            ==========                            ==========







                                                                Twelve Months Ended January 31,
                                           -------------------------------------------------------------------
                                                       1999                                  1998
                                           -------------------------------     --------------------------------
                                           End of Period     Weighted Ave.     End of Period      Weighted Ave.
                                           -------------     -------------     --------------     ------------
COMMON SHARES OUTSTANDING                    17,639,754        17,702,922        17,649,360         17,576,203
                                                             ------------                          -----------

COMMON SHARE EQUIVALENTS:
         OPTIONS                              1,682,500         1,616,973         1,305,094          1,368,167
         ASSUMED REPURCHASED
                AT AVERAGE PRICE                               (1,390,786)                          (1,100,497)
                                                              -----------                          -----------

WEIGHTED AVERAGE COMMON
    EQUIVALENTS                                                   226,187                              267,670
                                                               ----------                           ----------

TOTAL WEIGHTED AVERAGE
   COMMON SHARES & COMMON
   SHARE EQUIVALENTS OUTSTANDING                               17,929,109                           17,843,873
                                                               ==========                           ==========